EXHIBIT 21


         Name of Subsidiary
         and Name Under Which
         Business is Conducted                    State of Incorporation
         ---------------------                    ----------------------

         Ashton Distributors, Inc.                Pennsylvania

         Holt's Cigar Company Inc.                Pennsylvania

         Holt's Company                           Delaware